Net Power Reports Second Quarter 2025 Results
and Provides Business Update

DURHAM, N.C.--(BUSINESS WIRE)—August 11, 2025--Net Power Inc. (NYSE: NPWR) (“Net Power” or the “Company”) today announced its financial and operational results for the second quarter ended June 30, 2025.

Key Highlights for the Quarter

•Integrated Product Configuration: Completed techno-economic analysis for integrating cost-effective gas turbine capacity (50MW-200MW) into Net Power projects. Results indicate significant operational, economic, and commercial synergies. This configuration will be implemented at Project Permian, targeting a levelized cost of energy (LCOE) below $100/megawatt hour (MWh).

•SN1 Cost Reduction: Identified further cost reductions for SN1, with projected total installed cost of $1.6-1.9 billion while preserving product performance.

•OBBBA Enhances Economics: Recent tax legislation, including expanded 45Q credits for Class II sequestration and reinstated bonus depreciation, improves project economics, yielding approximately $20/MWh LCOE improvement at Project Permian.

•Robust financial position: Ended the quarter with approximately $475 million in cash, cash equivalents and investments.

Danny Rice, President & Chief Executive Officer of Net Power, stated, “Over the past several months, we have conducted an in-depth engineering, operational, and commercial analysis to optimize Net Power’s deployment amid unprecedented demand growth for reliable power generation. Today, we are excited to share the initial positive results, including a strategy that integrates simple cycle gas turbines into the project design, unlocking significant operational synergies through heat integration with our Net Power Cycle. This configuration allows us to deliver power sooner and at a lower cost per unit of power by installing gas turbines first and then integrating that equipment directly with the Net Power Cycle. We believe this solution perfectly aligns with the market’s need for reliable power today with the embedding of credible pathways to decarbonize over time—we are seeing this prioritization directly from customers. We plan to demonstrate this integrated product at Project Permian, where LCOE has improved by over 33 percent, driven by the integrated product synergies, ongoing cost reduction efforts, and recent enhancements to 45Q. The world needs the reliable, clean electricity that Net Power can provide and that can catalyze a decarbonized power system. The integrated product gives us the best pathway to get our first projects built and deliver on the technology’s promise.”

Other Updates:

At its La Porte test facility, the Company completed site repairs and resumed technology validation work, achieving over 150 hours of testing in July. Phase 1 testing is expected to be completed in 2025 and the Company expects to begin phase 2 testing this year with completion in early 2026. Preparations continue for testing Phases 3 and 4, expected to be completed in 2026 and 2027, respectively.

Net Power continued the development of its MISO project, which remains on track for early deployment. Net Power’s 300MW interconnect application is subject to the progress timeline of the MISO DPP-2023 cycle. The Company’s sequestration providers are progressing their Class VI sequestration applications through the EPA’s Class VI permit process. Similar to Project Permian, Net Power is evaluating the integrated product configuration at this location.

Conference Call

Net Power will host a conference call to share second quarter 2025 results and related matters beginning at 8:30 AM ET on Tuesday, August 12. To access the live audio webcast of the conference call, please visit Net Power’s investor relations website at ir.netpower.com. To participate by phone, dial 877-407-8014 (domestic) or +1 201-689-8053 (international).

An archived webcast will be available following the call.

About Net Power

Net Power (NYSE: NPWR) is a clean energy technology company developing its proprietary Net Power Cycle, which transforms natural gas into clean, reliable and affordable power. The Company is on a mission to deploy its utility-scale plants across the world by partnering with electricity generators, energy producers, technology providers, local communities, and other stakeholders. Net Power was founded in 2010 and has offices in Durham, North Carolina (HQ) and Houston, Texas.

Cautionary Note Regarding Forward-Looking Statements and Projections

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, each as amended. Forward-looking statements provide current expectations of future events and include any statement that does not directly relate to any historical or current fact. Words such as “anticipates,” “believes,” “expects,” “intends,” “plans,” “projects,” or other similar expressions may identify such forward-looking statements. Forward-looking statements may relate to the development of Net Power’s technology, the anticipated demand for Net Power’s technology and the markets in which Net Power operates, the timing of the deployment of plant deliveries, and Net Power’s business strategies, capital requirements, potential growth opportunities and expectations for future performance (financial or otherwise). Forward-looking statements are based on current expectations, estimates, projections, targets, opinions and/or beliefs of the Company, and such statements involve known and unknown risks, uncertainties and other factors. Actual results may differ materially from those discussed in forward-looking statements as a result of factors, risks and uncertainties over which Net Power has no control. These factors, risks and uncertainties include, but are not limited to, the capital-intensive nature of Net Power’s business model, which will likely require Net Power to raise additional capital in the future; Net Power’s ability to adequately control or accurately predict the costs associated with its projects and the development and deployment of its technology; barriers that Net Power may face in its attempts to deploy and commercialize its technology; the complexity of the machinery Net Power relies on for its operations and development; potential changes and/or delays in site selection and construction that result from regulatory, logistical, and financing challenges; the ability of Net Power to integrate other energy technologies in its projects to meaningfully improve the efficiency and cost-effectiveness of its own technology; Net Power’s ability to establish and maintain supply relationships; risks related to Net Power’s arrangements with third parties for the development, commercialization and deployment of its technology; risks related to strategic investors and partners; Net Power’s ability to successfully commercialize its operations; the availability and cost of raw materials; the impact of potential delays in discovering manufacturing and construction issues; the possibility of damage to Net Power’s facilities as a result of natural disasters; the ability of commercial plants using Net Power’s technology to efficiently provide net power output; Net Power’s ability to obtain and retain licenses; Net Power’s ability to establish an initial commercial scale plant; governmental regulations or actions; legal proceedings; and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Net Power’s Annual Report on Form 10-K for the year ended December 31, 2024, its subsequent quarterly reports on Form 10-Q, and in its other filings made with the SEC from time to time, which are available via the SEC’s website at www.sec.gov. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Net Power assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Net Power does not give any assurance that it will achieve its expectations.

Investor Relations Contact:

investors@netpower.com

Media Contact:

media@netpower.com